Exhibit 99.1

Contact: J. Marc Lewis, Vice President-Investor Relations 305-406-1815 305-406-1886 fax marc.lewis@mastec.com	800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134 Tel: 305-599-1800 Fax: 305-406-1960 www.mastec.com
For Immediate Release
MasTec’s Formal SEC Investigation Ends with No
Enforcement Action Recommendation
Coral Gables, FL (February 21, 2008) — MasTec, Inc. (NYSE: MTZ) today announced that it has received a letter from the Securities and Exchange Commission staff stating that its formal investigation in connection with the Company’s restatement of financial statements in 2001 through 2003 has been completed and that it does not intend to recommend any enforcement action.
MasTec is a leading specialty contractor operating mainly throughout the United States across a range of industries. The Company’s core activities are the building, installation, maintenance and upgrade of communication and utility infrastructure systems. The Company’s corporate website is located at www.mastec.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including that our revenue and earnings per share may differ from that projected, that we may be impacted by business and economic conditions affecting our customers, material changes in estimates for legal costs or case settlements, adverse determinations on any claim, lawsuit or proceeding, the highly competitive nature of our industry, dependence on a limited number of customers, the ability of our customers to terminate or reduce the amount of work, or in some cases prices paid for services under many of our contracts, the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts, restrictions imposed by our credit facility and senior notes, the outcome of our plans for future operations, growth, and services, including backlog and acquisitions, as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.